Exhibit 99.2

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby appoints Jeffrey H. Coors with full power of substitution, as its true and lawful attorney-in-fact to:

(1)           execute for and on behalf of the undersigned, in the undersigned’s capacity as a stockholder of Molson Coors Brewing Company (the “Company”), Schedule 13D in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder;

(2)           execute for and on behalf of the undersigned, in the undersigned’s capacity as a stockholder of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3)           do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Schedule 13D or Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act, which remain solely those of the undersigned.

The undersigned shall indemnify, defend and hold harmless such attorney-in-fact to the fullest extent permitted by law from and against any and all expenses, costs, losses, claims, demands, damages or liabilities to which such attorney-in-fact may become subject as a result of, or arising from or in connection with the performance of any and every act and thing done in the exercise of any of the rights and powers herein granted, except in the event of the attorney-in-fact’s bad faith or willful misconduct in such performance.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required by law to file Schedule 13D or Forms 3, 4 and 5 with regard to the undersigned’s ownership of or transactions in securities of Molson Coors Brewing Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has each executed this Power of Attorney as of February 17, 2005.

/s/ William K. Coors

William K. Coors, Individually and as Trustee of Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, May Kistler Coors Trust dated September 24, 1965, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Adolph Coors, Jr. Trust dated September 12, 1969.

/s/ Joseph Coors, Jr.
Joseph Coors, Jr., Individually and as Trustee of May Kistler Coors Trust dated September 24, 1965, Herman F. Coors Trust dated July 5, 1946.

/s/ Jeffrey H. Coors

Jeffrey H. Coors as Trustee of May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Adolph Coors, Jr. Trust dated September 12, 1969.

/s/ Peter H. Coors

Peter H. Coors, Individually and as Trustee of May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946, Adolph Coors, Jr. Trust dated September 12, 1969.

/s/ John K. Coors

John K. Coors, Individually and as Trustee of May Kistler Coors Trust dated September 24, 1965, Grover C. Coors Trust dated August 7, 1952, Herman F. Coors Trust dated July 5, 1946, Augusta Coors Collbran Trust dated July 5, 1946, Bertha Coors Munroe Trust dated July 5, 1946, Louise Coors Porter Trust dated July 5, 1946.

/s/ J. Bradford Coors
J. Bradford Coors as Trustee of Herman F. Coors Trust dated July 5, 1946.

/s/ Melissa E. Coors
Melissa E. Coors as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969.

/s/ Christien Coors Ficeli
Christien Coors Ficeli as Trustee of Adolph Coors, Jr. Trust dated September 12, 1969.